UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2012

Save The World Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 (Submission of Matters to a Vote of Security Holders)

The Registrant held its annual meeting of stockholders on September 21, 2012, at which time Cecil Bond Kyte, Charles Blum and Nathan Shelton were elected to Registrant’s Board of Directors. In addition, the appointment of Registrant’s independent auditors, Weinberg & Co., P.A., to serve as Registrant’s auditors for the year ending December 31, 2012, was ratified. 128,221,234 shares of Registrant’s common stock were entitled to vote. At the annual meeting, there were 83,352,579 shares of the Registrant’s common stock present in person and by proxy, and a quorum was represented at the annual meeting in person and by proxy. The following summarizes vote results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1. Proposal to elect three members of Registrant’s Board of Directors.

Director	For	Withheld

Cecil Bond Kyte	48,605,176	97,793
Charles R. Blum	48,608,676	94,293
Nathan Shelton	48,609,676	93,293

2. Proposal to ratify the appointment of Weinberg & Co., P.A. as Registrant’s independent accountants for the year ending December 31, 2012.

For	Against	Abstain

82,719,674	31,306	601,599

Item 8.01 (Other Events)

As previously reported in Registrant’s Form 8-K filed on September 6, 2012, Gregg Bigger was appointed president of Registrant effective September 1, 2012. Effective September 1, 2012, Gregg Bigger’s Employment Agreement was amended to increase his salary from $15,000 per month to $20,000 per month, in light of his new additional responsibilities as president of Registrant. Previously, Mr. Bigger’s initial salary of $10,000 per month, effective February 1, 2012, was increased to $15,000 per month effective May 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVE THE WORLD AIR, INC.

Date: September 27, 2012	By:	/s/ Cecil Bond Kyte
Name:Cecil Bond Kyte
Title: Chief Executive Officer

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